NEWS
FOR IMMEDIATE RELEASE
Contacts:

Nick Nottoli	Brent Vandermause
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Announces May 2024 Catastrophe Losses

NORTHBROOK, Ill., June 20, 2024 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of May of $1.40 billion or $1.10 billion, after-tax.
Catastrophe losses included 14 events estimated at $1.48 billion, with approximately 70% of the losses related to five wind and hail events, primarily in Texas, Colorado and Illinois. Total catastrophe losses for April and May were $1.89 billion, pre-tax, and total catastrophe losses for May year-to-date were $2.62 billion, pre-tax.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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